Exhibit 24.2

POWER OF ATTORNEY

The undersigned, in my capacity as President of JDP Family Office Services, LLC (“Trust Services”), hereby constitutes and appoints Paul McNaughton and Matt Bair, or any of them, my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution (individually, a "Designee," and collectively, the "Designees"), to (i) execute and file in my stead and on my behalf all reports or statements on Forms 3, 4, 5 and 144 and Schedule 13D (including, in each case, any amendments thereto) with the Securities and Exchange Commission (the "Commission") relating to Trust Service’s beneficial ownership of or transactions in securities of Rego Payment Architectures, Inc. (the “Company”) as such filings are required pursuant to Section 16(a) or 13(d) of the Securities and Exchange Act of 1934 and Rule 144 under the Securities Act of 1933 (and, to the extent necessary, to open an account on EDGAR on my behalf in connection with the foregoing), and (ii) to execute in my stead and on my behalf any seller's representation letter that may be required to be submitted to the broker handling any sale of the Company's securities by me (in each case in any of the foregoing capacities).  The authority of each such Designee (or substitute or resubstitute) under this Power of Attorney shall continue until Trust Services is no longer required to file Forms 3, 4, 5 and 144 and Schedule 13D with regard to its beneficial ownership of or transactions in any such securities unless earlier revoked in a writing filed with the Commission.  I hereby acknowledge that none of the Designees shall be responsible for any of the information furnished to them by me for inclusion in any such filings or representation letters or as to the timing of any such filings, or with respect to the requirements of Section 16 or 13 of the Securities Exchange Act of 1934 or Rule 144 under the Securities Act of 1933.

JDP Family Office Services, LLC

/s/ Kevin Lange
Kevin Lange, President

Dated:  May 24, 2023